                                                                    EXHIBIT 4.16

                            ASSIGNMENT OF TRADEMARK
                            -----------------------

          WHEREAS, Isle of Capri Black Hawk L.L.C., a Colorado limited liability company (the "Company") and Isle of Capri Black Hawk Capital Corp., a Colorado corporation ("Capital Corp" and, together with Capital Corp., collectively, the "Grantors" and each, a "Grantor") and IBJ Schroder Bank & Trust Company, a New York banking corporation, having an office at One State Street, New York, New York 10004 (the "Trustee") are entering into that certain Indenture dated as of August 20, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Grantors are issuing their 13% First Mortgage Notes due 2004 With Contingent Interest (such Notes, together with any Notes issued in replacement thereof or in exchange therefor, the "Securities"), in the aggregate principal amount of $75,000,000;

          WHEREAS, pursuant to the terms of the Security Agreement dated as of August 20, 1997 (as said Agreement may be amended, supplemented or otherwise modified from time to time, the "Security Agreement"; capitalized terms used and not otherwise defined have the meanings assigned to such terms in the Security Agreement), between Grantors and the Trustee (in such capacity, "Grantee"), each Grantor has assigned and granted to Grantee for Grantee's benefit and the ratable benefit of the holders from time to time of the Securities (the "Holders") a security interest in substantially all the assets of such Grantor including all right, title and interest of such Grantor in, to and under all now owned and hereafter acquired Trademarks, Trademark registrations, Trademark applications and Trademark Licenses (subject to the limitations contained in the Security Agreement), together with the goodwill of the business symbolized by such Grantor's Trademarks, and all proceeds thereof, to secure the payment of the Obligations; and

          WHEREAS, each Grantor owns the Trademarks, Trademark registrations and Trademark applications, and is a party to the Trademark Licenses, listed for such Grantor on Schedule 1 annexed hereto;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor does hereby grant and assign to Grantee a continuing security interest in all of such Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Trademark Collateral"), whether presently existing or hereafter created or acquired:

          (1) (a) all registered and unregistered trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, slogans and other source or business identifiers, and the goodwill and general intangibles associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United

               States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, those set forth on Schedule 1, and (b) all renewals thereof;
                                  ----------

          (2) any and all agreements, written or oral, providing for the grant by or to such Grantor of any right to use any Trademark, including, without limitation, those set forth on Schedule 1; and
                                                                 ----------

          (3) all products and proceeds of the foregoing, including, without limitation, any claim by such Grantor against third parties for past, present or future (a) infringement or dilution of any Trademark or trademark registration including, without limitation, the Trademarks and trademark registrations referred to in Schedule 1 annexed hereto, the trademark registrations
                     ----------
               issued with respect to the trademark applications referred to in
               Schedule 1 and the Trademarks licensed under any Trademark
               ----------
               License (subject to the terms of such Trademark License), or (b) injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License.

          This assignment and grant of security interest is granted in conjunction with the security interests granted to Grantee pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Grantee with respect to the assignment and security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

          IN WITNESS WHEREOF, each Grantor has caused this Assignment of Trademark to be duly executed as of the 20th day of August, 1997.


                         ISLE OF CAPRI BLACK HAWK L.L.C.


                         By: /s/ Allan B. Solomon
                            ----------------------------------------
                         Name: Allan B. Solomon
                              --------------------------------------
                         Title: Secretary
                               -------------------------------------

                         By: /s/ H. Thomas Winn
                            ----------------------------------------
                         Name: H. Thomas Winn
                              --------------------------------------
                         Title: Vice President
                               -------------------------------------


                         ISLE OF CAPRI BLACK HAWK CAPITAL CORP.


                         By: /s/ Allan B. Solomon
                            ----------------------------------------
                         Name: Allan B. Solomon
                              --------------------------------------
                         Title: Secretary
                               -------------------------------------


                         IBJ SCHRODER BANK & TRUST COMPANY


                         By: /s/ William T. Lynch
                            ----------------------------------------
                         Name: William T. Lynch
                              --------------------------------------
                         Title: Vice President
                               -------------------------------------

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES


          On August 19, before me, Yvonne M. Gutierrez, Notary Public, personally appeared Allan B. Solomon [_] personally known to me OR [X] proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.


                                             /s/ Yvonne M. Gutierrez
                                             ------------------------------
                                             Signature of Notary

(SEAL APPEARS HERE)

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES


          On August 19, before me, Yvonne M. Gutierrez, Notary Public, personally appeared Harold Thomas Winn, [_] personally known to me OR [X] proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.


                                             /s/ Yvonne M. Gutierrez
                                             ------------------------------
                                             Signature of Notary

(SEAL APPEARS HERE)

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES


          On August 19, before me, Yvonne M. Gutierrez, Notary Public, personally appeared William T. Lynch, [_] personally known to me OR [X] proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.


                                             /s/ Yvonne M. Gutierrez
                                             ------------------------------
                                             Signature of Notary

(SEAL APPEARS HERE)

                            ASSIGNMENT OF TRADEMARK

                                  Schedule 1

                                  TRADEMARKS
                                  ----------


                                     NONE



                            TRADEMARK REGISTRATIONS
                            -----------------------

     Under the License Agreement dated July 29, 1997, the Company is a licensee of the marks listed below for use at the Isle-Black Hawk.

  MARK                             REG. NO.              DATE
  Isle of Capri (parrot logo)    2,039,052 (R)      February 18, 1997
  Isle of Capri                  1,789,909 (R)      August 24, 1993
  Isle of Capri                  1,789,917 (R)      August 23, 1993
  Island Gold                    1,925,975 (R)      October 10, 1995
  Calypso's                      2,022,801 (R)      December 17, 1996

                            TRADEMARK APPLICATIONS
                            ----------------------

     Under the License Agreement dated July 29, 1997, the Company is a licensee of the marks listed below for use at the Isle-Black Hawk.


  MARK                         APPLICATION NO.           DATE
  Farraday's                     75-252,127         March 5, 1997
  Isle Style                     75-224,559         January 13, 1997

                              TRADEMARK LICENSES
                              ------------------

Name of Agreement         Parties                           Date of Agreement
------------------        -------                           -----------------
License Agreement         Isle of Capri Black Hawk L.L.C.   July 29, 1997
                          Casino America, Inc.


                                 Schedule 1-1